Sub-Item 77Q1(g)

Form of Agreement and Plan of Reorganization between JPMorgan Value Opportunities Fund, Inc.
and the JPMorgan Trust II, on behalf of the JPMorgan Large Cap Value Fund. Incorporated herein by reference to the Registrant's Registration Statement on N-14 as filed with the Securities and Exchange Commission on March 13, 2013 (Accession Number 0001193125-13-104566).